FINAL

ASSIGNMENT AND TERMINATION AGREEMENT

This Assignment and Termination Agreement, (the “Agreement”), effective as of June 2, 2009 (the “Effective Date”), is by and between CombinatoRx, Incorporated (“CRX-US”), 245 First Street, Cambridge, MA 02142, U.S.A., CombinatoRx (Singapore) Pte. Ltd. (“CRX-SG”), 11 Biopolis Way, Helios #08-05, Singapore 138667 and the Liverpool School of Tropical Medicine

(“LSTM”), Pembroke Place, Liverpool, L3 5QA, United Kingdom. CRX-US, CRX-SG and

LSTM are collectively referred to as (the “Parties”) or individually as (any “Party”).

WHEREAS, CRX-US and CRX-SG are each a party to a Consortium Agreement effective as of April 1, 2008 (the “Consortium Agreement”) by and between LSTM, the Institute for Medical Microbiology, Immunology and Parasitology, University of Bonn, the Tropical Parasitic Diseases Unit of Northwick Park Institute for Medical Research, TRS Labs, Inc. and New England Biolabs, Inc. (collectively, the “AWOL Consortium”) by way of an Accession Agreement between the Parties, dated October 8, 2008 (the “Accession Agreement”);

WHEREAS, the Parties are each a party to a Co-Ownership Agreement, dated October 8, 2008 (the “Co-Ownership Agreement”) and a Project Agreement, dated October 8, 2008 (the “Project Agreement”), which collectively with the Consortium Agreement and Accession Agreement constitute the “A-WOL Agreements”; and

WHEREAS, on or before the Effective Date, CRX-US is divesting its entire ownership interest in its subsidiary CRX-SG, and in connection with such transaction, the Parties desire for CRX-SG to continue as a member of the A-WOL Consortium and remain bound by the rights and responsibilities set forth in the A-WOL Agreements, and for CRX-US to no longer be a member of the A-WOL Consortium and be bound by the A-WOL Agreements after the Effective Date.

NOW, THEREFORE, the CRX-US, CRX-SG and LSTM (for itself and on behalf of the A-WOL Consortium), hereby agree as follows:

1.	Consortium Agreement and Accession Agreement. As of the Effective Date, CRX- US is no longer a member of the A-WOL Consortium and is no longer a party to the Consortium Agreement and the Accession Agreement. CRX-SG shall remain a member of the A-WOL Consortium and shall succeed to and agrees to be bound by any rights and obligations of CRX-US under the Consortium Agreement and the Accession Agreement. In the Accession Agreement, the term “New Member” and in the Consortium Agreement, "CombinatoRx" shall be deemed to refer only to CRX- SG. On behalf of the A-WOL Consortium, LSTM hereby agrees to waive the six month prior written notice requirement of termination under Section 9.2 of the Consortium Agreement in connection with the termination of CRX-US’s participation in the A-WOL Consortium under this Agreement.

2.	Co-Ownership Agreement. As of the Effective Date, CRX-US is no longer a party to the Co-Ownership Agreement and CRX-SG shall succeed to and agrees to be bound by any rights and obligations of CRX-US under the Co-Ownership Agreement and CRX-US hereby assigns with full title guarantee the Foreground IPR to CRX-SG. In the Co-Ownership Agreement, the term “CombinatoRx” shall be deemed to refer only to CRX-SG.

3.	Project Agreement. As of the Effective Date, CRX-US is no longer a party to the Project Agreement and CRX-SG shall succeed to and agrees to be bound by any rights and obligations of CRX-US under the Project Agreement and CRX-US hereby assigns with full title guarantee the Foreground IPR to CRX-SG. In the Project Agreement, the term “Collaborator” shall be deemed to refer only to CRX-SG.

Parties also agree that the Project Agreement will not automatically terminate upon execution of this Agreement and, on behalf of the A-WOL Consortium, LSTM hereby agrees to waive the six month prior written notice requirement of termination under Section 9.5 of the Project Agreement in connection with this Agreement.

4.	Confidentiality. Following the Effective date, CRX-US agrees to maintain the confidentiality of the information disclosed to it under the A-WOL Agreements and as a former member of the A-WOL Consortium in accordance with Section 11 of the Consortium Agreement, Section 10 of the Project Agreement and Section 19 of the Co-Ownership Agreement.

5.	Indemnification. CRX-SG hereby agrees to indemnify CRX-US against and shall hold it harmless from any and all damage, loss, liability, fines, penalties and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) incurred or suffered by CRX-US arising after the Effective Date due to the participation of CRX-SG in the A-WOL Consortium and the performance of CRX-SG’s obligations under the A- WOL Agreements.

6.	Miscellaneous. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with English law and shall be subject to the exclusive jurisdiction of the English courts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable (in whole or in part), the other provisions of this Agreement and the remainder of the affected provisions shall continue to be valid. This Agreement shall be included by

2

reference under Section 12.2 of the Project Agreement, Section 21.1 of the Co-Ownership Agreement and Section 12.1 of the Consortium Agreement.

[The remainder of this page is intentionally blank]

THIS AGREEMENT is executed as a DEED by the parties on the date first written above.

EXECUTED as a DEED by

LIVERPOOL SCHOOL OF TROPICAL MEDICINE for and on behalf of the A-WOL CONSORTIUM

Signature /s/ Dr. P. L. Gould Name: Dr. P. L. Gould Title: Director Date: 04/23/2009

Signature /s/ Janet Hemingway Name: Janet Hemingway Title: Director/ Company Secretary Date: 04/24/09

EXECUTED as a DEED by COMBINATORX, INCORPORATED

Signature /s/ Robert Forrester	Signature /s/ Jason F. Cole
Name: Robert Forrester	Name: Jason F. Cole
Title: Director	Title: Director/ Company Secretary
Date: 06/02/2009	Date: 06/02/2009

EXECUTED as a DEED by

COMBINATORX (SINGAPORE) PTE. LTD.

Signature /s/ Dr. Ralf Altmeyer Name: Dr. Ralf Altmeyer Title: Director Date: 06/01/2009

Signature /s/ Dr. Yeo Su Ling Name: Dr. Yeo Su Ling Title: Director/ Company Secretary Date: 06/02/2009